Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

DOME CAPITAL, LLC

NOTICE TO INVESTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST. THE SERIES (AS DEFINED BELOW) IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY THE PURCHASER (AS DEFINED BELOW) IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY EACH INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE SERIES (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE SERIES OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE SERIES AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE SERIES, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE MANAGEMENT OF DOME CAPITAL, LLC. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT,” “MAY,” “PLAN,” “POTENTIAL,” “SHOULD,” “WILL” AND “WOULD” OR THE NEGATIVES OF THESE TERMS OR OTHER SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE SERIES’ ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE SERIES DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Mansa, Inc., as Manager of

Dome Capital, LLC

10006 Cross Creek Blvd #103

Tampa, FL 33647

Ladies and Gentlemen:

1. Subscription.

1.1. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from [ ](the “Series”), a series of Dome Capital, LLC, a Delaware series limited liability company (“Dome Capital”), the number of membership interests in the Series (the “Interests”) set forth on the signature page of this Subscription Agreement (this “Subscription Agreement”) at a purchase price of $[ ] per Unit for the aggregate purchase price set forth on the signature page of this Subscription Agreement (the “Subscription Price”) and on the terms and conditions set forth in this Agreement and in the Operating Agreement of Dome Capital, dated [ ], 2023, as may be amended from time to time (the “Operating Agreement”), a copy of which the Purchaser acknowledges he or she or it has received and reviewed. This subscription is submitted by the Purchaser to Mansa, Inc., the Manager of the Series (the “Manager,” and together with the Series and Dome Capital, the “Dome Parties”) in accordance with and subject to the terms and conditions described in this Subscription Agreement, relating to the offering by the Series (the “Offering”) of up to [ ] Interests for a maximum aggregate gross proceeds of $[ ] (“Maximum Offering Amount”).

1.2. The Purchaser understands that the Interests are being offered pursuant to an offering circular, dated [ ], as amended from time to time (the “Offering Circular”), which is part of an Offering Statement on Form 1-A (the “Offering Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Securities Act”). By executing this Subscription Agreement, the Purchaser acknowledges that the Purchaser has received and reviewed this Subscription Agreement, the Offering Statement, including the exhibits thereto, the Offering Materials (as defined in the Offering Circular), and any other information required by the Purchaser to make an investment decision with respect to the Interests.

1.3. Notwithstanding the irrevocable agreement of the Purchaser to purchase the Interests from the Series hereunder, the Series shall have no obligation to sell the Interests or any portion thereof to the Purchaser unless and until the Manager has accepted the subscription of the Purchaser with respect to such Interests in accordance with Section 3.1, which acceptance may be for all or any portion or all of such Interests, and the determination of which shall be made by the Manager in its sole discretion at any time until the earlier of the Termination Date (as defined below) or the Manager’s rejection of the subscription of the Purchaser with respect to such Interests in accordance with Section 2. The closing of the sale of any Interests for which the Manager has accepted the Purchaser’s subscription (each, a “Closing”) shall occur every two weeks beginning from the date that is two weeks following the commencement of the series offering and end when the maximum number of subscriptions are received for the series or if management in its sole discretion, elects to advance funds for the relevant series and terminate the offering, at which point the final closing of the relevant series will occur.

2. Termination of Offering or Rejection of Subscription.

2.1. If an initial closing has occurred, the Offering shall be terminated on the date subscriptions for the Maximum interests have been accepted or in the case that the funds for the series are insufficient, management, in its sole discretion, elects to advance funds to make up the shortfall. If no closing have occurred, the Offering shall be terminated on the earlier of (i) a date determined by the Manager in its sole discretion and (ii) the date that is one week prior to three months after the date that a particular series offering begins (the “Termination Date”). If the Offering is terminated prior to any closings having occurred, this Subscription Agreement shall be terminated and have no further force or effect.

2.2. The Purchaser understands and agrees that the Manager, in its sole discretion, reserves the right to accept or reject this or any other subscription for Interests, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. If the Manager rejects a subscription, either in whole or in part, the subscription payments of the Purchaser will be refunded promptly, without interest or deduction. If this subscription by the Purchaser is rejected in whole, this Subscription Agreement shall be terminated and have no further force or effect. If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect until either this subscription is rejected with respect to all remaining Interests or the Offering is terminated in accordance with Section 2.1. For the avoidance of doubt, in the event that only a portion of this subscription by the Purchaser is accepted or rejected by the Manager, the remaining Interests subscribed for not yet rejected or accepted will remain as such, and the portion of the Subscription Price that was neither accepted nor rejected will remain deposited in the Purchaser’s Dome Account.

3. Acceptance of Subscription and Payment; Operating Agreement

3.1 If the Manager accepts this subscription by the Purchaser in whole or in part, the Series Interests will be issued in book-entry electronic form only without physical stock certificates.

3.2 The Series shall have no obligation hereunder until the Series executes and delivers to the Purchaser an executed copy of this Subscription Agreement, and until the Purchaser executes and delivers to the Manager this Subscription Agreement and until the Purchaser has transferred at least the Subscription Price through an integrated online payment provider. The Purchaser understands and agrees that this subscription is made subject to the condition that the Interests to be issued and delivered on account of this subscription will be issued only in the name of and delivered only to the Purchaser.

3.3 The Purchaser hereby agrees that effective upon the Series execution of this Subscription Agreement and acceptance of the Purchaser’s subscription (in whole or in part), the Purchaser’s signature to the Operating Agreement that was delivered in connection with this Subscription Agreement will be affixed to the Operating Agreement and will be released from escrow, such that the Purchaser will be deemed to have executed the Operating Agreement as of the date of the applicable Closing, and the Purchaser will be a member of the Series, bound by the terms and conditions of the Operating Agreement.

4. Representations and Warranties, Acknowledgments, and Agreements. The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Dome Parties as follows:

4.1. The Purchaser has transferred funds through an integrated online payment provider of at least the Subscription Price. The Purchaser is aware that the funds in the Purchaser’s Dome Account will placed in a non-interest-bearing escrow account with a reputable organization. The Purchaser is aware that after the execution and delivery of this Subscription Agreement to the Manager, the Purchaser will be unable to withdraw any funds representing the Subscription Price, until either the portion of the subscription by the Purchaser to which such funds relate is rejected or the Offering is terminated in accordance with Section 2.

4.2 The Purchaser is aware that an investment in the Interests involves a significant degree of risk and has received and carefully read the Offering Circular and, in particular, the “Risk Factors” section therein, as well as the Offering Materials (as defined in the Offering Circular). The Purchaser understands that each of the Dome Parties is subject to all the risks applicable to early-stage companies, whether or not set forth in such “Risk Factors.” The Purchaser acknowledges that no representations or warranties have been made to it or to its advisors or representatives with respect to the business or prospects of the Series, Dome, or their financial condition.

4.2. The offering and sale of the Interests has not been registered under the Securities Act, or any state securities laws. The Purchaser understands that the offering and sale of the Interests is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, as well as the Purchaser’s responses to the investor qualification questions and to the Purchaser’s status as a “Qualified Purchaser” set forth on JoinDome.com (the “Website”). The Purchaser is purchasing the Interests for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

4.3. The Purchaser is a “qualified purchaser” as that term is defined in Regulation A (a “Qualified Purchaser”) either because:

(i)	the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, or

(ii)	the Subscription Price, together with any other amounts previously used to purchase Interests in this offering, does not exceed ten percent (10%) of the greater of Purchaser’s annual income or net worth (or in the case where the Purchaser is a non-natural person, their revenue or net assets for the Purchaser’s most recently completed fiscal year end).

The Purchaser represents that to the extent it has any questions with respect to its status as a Qualified Purchaser, or the application of the investment limits, it has sought professional advice. The Purchaser agrees to promptly provide the Dome Parties and their respective agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of the Purchaser.

4.4. The Purchaser acknowledges that information furnished by the Purchaser on the Website, including, but not limited to, the Purchaser’s responses to the investor qualification questions and to the Purchaser’s status as a Qualified Purchaser are complete and accurate as of the date hereof.

4.5. The Purchaser acknowledges that neither the SEC nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the offering of the Interests.

4.6. In evaluating the suitability of an investment in the Interests, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular, the Offering Materials (as defined in the Offering Circular), the Operating Agreement and this Subscription Agreement.

4.7. Except as previously disclosed in writing to the Series, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and the Purchaser shall be solely liable for any such fees and shall indemnify the Series with respect thereto pursuant to Section 5 of this Agreement.

4.8. The Purchaser, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular to evaluate the merits and risks of an investment in the Interests and the Series and to make an informed investment decision with respect thereto.

4.9. The Purchaser is not relying on any Dome Parties, the Broker or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Interests, other than with respect to the opinion of legality of legal counsel provided as Exhibit 12.1 to the Offering Circular, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with its purchase of the Interests.

4.10. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser’s affiliates is required for the execution of this Subscription Agreement or the performance of the Purchaser’s obligations hereunder, including, without limitation, the purchase of the Interests by the Purchaser.

4.11. The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Interests for an indefinite period of time.

4.12. The Purchaser (a) if a natural person, represents that the Purchaser has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (b) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the Interests, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Interests, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (c) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Series, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

4.13. Any power of attorney of the Purchaser granted in favor of the Manager contained in the Operating Agreement has been executed by the Purchaser in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

4.14. The Purchaser is either (a) a natural person resident in the United States, (b) a partnership, corporation or limited liability company organized under the laws of the United States, (c) an estate of which any executor or administrator is a U.S. person, (d) a trust of which any trustee is a U.S. person, (e) an agency or branch of a foreign entity located in the United States, (f) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (g) a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts. The Purchaser is not (i) a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (ii) an estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iii) a trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person, (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, or (v) an agency or branch of a U.S. person located outside the United States that operates for valid business reasons engaged in the business of insurance or banking that is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

4.15. Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Dome Parties, including information furnished by the Purchaser on the Website, is true, complete and accurate and may be relied upon by the Series, the Manager, and the Broker, in particular, in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering. The Purchaser further represents and warrants that it will notify and supply corrective information to the Series immediately upon the occurrence of any change therein occurring prior to the Series’ issuance of the Interests.

4.16. The Purchaser is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”). For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

4.17. The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

4.18. Within five (5) days after receipt of a written request from the Manager, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Series is subject.

4.19. The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts it proposes to invest in the Series in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Purchaser’s knowledge, none of: (a) the Purchaser; (b) any person controlling or controlled by the Purchaser; (c) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (d) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Series may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Series should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Series or Manager may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Series or Manager may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Series may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Series reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Series or any of the Series’ other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

4.20. To the best of the Purchaser’s knowledge, none of: (a) the Purchaser; (b) any person controlling or controlled by the Purchaser; (c) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (d) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure. A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4.21. If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Series that: (a) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

4.22. Each of the representations and warranties of the parties hereto set forth in this Section 4 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

5. Indemnification. The Purchaser agrees to indemnify and hold harmless the Dome Parties and their respective officers, directors, employees, agents, members, partners, control persons and affiliates (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

6. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

7. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

8. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Interests shall be made only in accordance with all applicable laws and the Operating Agreement. Any assignment of this Subscription Agreement contrary to the terms hereof shall be null and void and of no force or effect.

9. Applicable Law and Jurisdiction. This Subscription Agreement and the rights and obligations of the Purchaser arising out of or in connection with this Subscription Agreement, the Operating Agreement, the Offering Circular, and any of the Offering Materials (as defined in the Offering Circular) shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflict of laws. The Purchaser (a) irrevocably submits to the non-exclusive jurisdiction and venue of the state and federal courts sitting in Tampa, Florida, in any action arising out of this Subscription Agreement, the Operating Agreement and the Offering Circular and (b) consents to the service of process by mail.

10. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

11. Miscellaneous.

11.1. This Subscription Agreement, together with the Operating Agreement, constitutes the entire agreement between the Purchaser and the Series with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

11.2. The covenants, agreements, representations and warranties of the Series and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Interests, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

11.3. Except to the extent otherwise described in the Offering Circular, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

11.4. Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

11.5. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

11.6. Words and expressions which are used but not defined in this Subscription Agreement shall have the meanings given to them in the Operating Agreement.

11.7. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Subscription Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Manager’s platform and with the hosting provider, including backups. You and the Company each hereby consents and agrees that electronically signing this Subscription Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement you consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

[SIGNATURE PAGE FOLLOWS]

The Purchaser hereby elects to subscribe under the Subscription Agreement for the number and price of the Interests stated on this signature page of this Subscription Agreement and executes this Subscription Agreement.

PURCHASER

By:
Legal Name:
Date:

Proposed number of Interests subscribed for:
Price per Share
Proposed aggregate Purchase Price of subscribed for Interests:

Agreed and Accepted:

DOME CAPITAL, LLC

By: Mansa, Inc., as Manager

By:
Name:	Shakiel Humayun
Title:	Chief Executive Officer and President
Date:

Final number of Interests Accepted ____________________________

Final aggregate Purchase Price of Interests ____________________________